UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2026

AMERICAN REBEL HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

218 3rd Avenue North, #400 Nashville, Tennessee	37201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on February 4, 2026, the Company received a written notice (the “Notice”) from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Nasdaq staff (the “Staff”) determined that the Company’s common stock failed to maintain a minimum bid price of $1.00 per share for 30 consecutive business days, in violation of Nasdaq Listing Rule 5550(a)(2) (the “Rule”). As a result of non-compliance with the Rule, the Staff determined to delist the Company’s securities (common stock (“AREB”) and publicly traded warrants (“AREBW”)) from The Nasdaq Capital Market at the opening of business on February 13, 2026, unless the Company was to request an appeal of the determination by February 11, 2026.

The Company’s board of directors originally chose not to request a hearing before an independent Nasdaq Hearings Panel; however, on February 11, 2026, after consultation with strategic advisors to the Company, the board of directors decided to request a hearing and appeal the Staff’s delisting determination. The Company filed its hearing request with Nasdaq prior to the 4:00 p.m. Eastern Time on February 11, 2026 deadline. The filing of the hearing request will result in a stay of any suspension or delisting action pending the conclusion of the hearing process.

This report contains forward-looking statements, including, but not limited to, the timing of the hearing and the Company’s ability to appeal the delisting decision. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied by such forward-looking statements. In particular, the hearing may be scheduled, and the panel may issue a decision, more quickly than expected based on the typical time periods in published Nasdaq guidance, which shorter timeline(s) may be unfavorable for the Company and the continued listing of the Company’s common stock on The Nasdaq Capital Market. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update any forward-looking statement in this report, except as required by law.

Item 3.02 Unregistered Sales of Equity Securities.

On February 10, 2026, holders of 80,000 shares of Series D Convertible Preferred Stock converted such shares into 400,000 shares of common stock.

On February 2, 2026, the Company effectuated a 1-for-20 reverse stock split. On February 11, 2026, in connection with the round lot share rounding associated with the reverse stock split, the Company issued 5,868,547 shares of common stock to CEDE & Co. for distribution to stockholders effected by the rounding.

The Company currently has 10,434,069 shares of common stock outstanding.

All of the above-described issuances (if any) were exempt from registration pursuant to Section 4(a)(2), and/or Regulation D of the Securities Act as transactions not involving a public offering. With respect to each transaction listed above, no general solicitation was made by either the Company or any person acting on its behalf. All such securities issued pursuant to such exemptions are restricted securities as defined in Rule 144(a)(3) promulgated under the Securities Act, appropriate legends have been placed on the documents evidencing the securities, and may not be offered or sold absent registration or pursuant to an exemption therefrom.

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Item 7.01 Regulation FD Disclosure.

On February 11, 2026, the Company issued a press release titled “American Rebel Holdings Announces Strategic Transition to OTC Markets and Confirms Board Decision Not to Appeal Nasdaq Delisting Determination.” A copy of the press release is attached hereto as Exhibit 99.1.

On February 11, 2026, the Company issued a second press release titled “American Rebel Holdings Announces Board Decision to Appeal Nasdaq Delisting Determination.” A copy of the press release is attached hereto as Exhibit 99.2.

The press releases contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are necessarily based on certain assumptions and are subject to significant risks and uncertainties. These forward-looking statements are based on management’s expectations as of the date hereof. The Company does not undertake any responsibility for the adequacy, accuracy or completeness or to update any of these statements in the future. Actual future performance and results could differ from that contained in or suggested by these forward-looking statements.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to Item 7.01 of this Current Report on Form 8-K in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Transition to OTC Markets Press Release dated February 11, 2026
99.2	Nasdaq Hearing Notice to Appeal Delisting Press Release dated February 11, 2026
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: February 11, 2026	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr.
Chief Executive Officer

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